SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 4, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages, plus exhibit

Item 8.01: Other Events
Yadkin Valley Bank and Trust Company names Ed Marxen as Regional President of Piedmont Bank, a Division of Yadkin Valley Bank and Trust Company. Yadkin Valley Bank and Trust Company (“the Bank”) is a wholly owned subsidiary of Yadkin Valley Financial Corporation. Ed has most recently served as Executive Vice President and the Mooresville City Executive. Steve Robinson, COO, stated, “We are indeed pleased to have a banker of Ed’s character and reputation taking over the role of Regional President. His performance during 38 years of banking experience serving in various positions in Mecklenburg, Burke, Iredell and Wilkes counties, and his leadership in Mooresville with our bank since 2003 have been stellar. We thank him for his service to our bank in the Mooresville area. We feel confident that Ed will serve the bank well in his new capacity.”
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	\s\Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	May 4, 2007